EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, no par value per share of Rockwell Medical Technologies, Inc., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby executed this Agreement this 15th day of January, 2009

January 15, 2009 (Date)

The David Hagelstein Charitable Remainder Unitrust
under agreement dated November 20, 2003

By: /s/ David A. Hagelstein
(Signature)

David A. Hagelstein, its Trustee
(Name and Title)

January 15, 2009 (Date)

/s/  David A. Hagelstein
Signature

David A. Hagelstein, individually and as Trustee of the David A. Hagelstein Revocable Living Trust dated October 27, 1993
(Name and Title)

January 15, 2009
(Date)